EXHIBIT 99.1

United States Antimony

Reports First Zeolite

Mineral Reserve Technical Report

“The Critical Minerals and ZEO Company”

~ Antimony, Cobalt, Tungsten, and Zeolite ~

DALLAS, TX / ACCESS Newswire / July 24, 2025 – United States Antimony Corporation (“USAC,” “US Antimony,” or the “Company”), (NYSE: UAMY) (NYSE Texas: UAMY), announced today final completion of its first mineral reserve technical report on its zeolite deposit located in Preston, Idaho. The zeolite division is run under a wholly-owned subsidiary with the name of Bear River Zeolite Company (“BRZ”).

USAC originally acquired BRZ in June 2000. Shortly after acquisition, BRZ began construction of a processing plant on the property. Commercial mining of zeolite at the location commenced in 2001, 24 years ago, and has proven historically to be feasible year-round. The BRZ property is located in Franklin County Idaho, approximately seven miles east of Preston, Idaho and approximately 100 miles north of Salt Lake City, Utah.

The BRZ zeolite project is situated on a combination of federal unpatented placer mining claims administered by the U.S. Bureau of Land Management (“BLM”) and privately owned leased lands. The property comprises 50 contiguous unpatented federal placer claims, each representing approximately 20 acres, covering a total of approximately 994 acres. In addition, BRZ holds a long-term lease agreement (minimum of 10 years with automatic renewals) with a private company representing family interests in the area. This lease covers approximately 320 acres of private land. Operations to-date have been conducted exclusively on the leased lands.

After new management took over USAC several years ago, in June 2024, a drilling contractor was commissioned to conduct a drilling program using a percussion rock drill equipped with a hydraulically powered dust collection system. The rig drilled 82 vertical holes with a diameter of 3.5 inches, reaching a maximum depth of 84 feet each. Of these attempts, 80 holes were successfully completed, totaling 6,713 feet of drilling. The drill holes were spaced approximately 100 feet apart.

Mineral Reserve Estimate

As of May 22, 2024, the BRZ Project is estimated to contain the following in-situ Mineral Reserve, reported above a cutoff grade of 100 meq/100g CEC (Cation Exchange Capacity). These estimates are based on validated drill data and block modeling of zeolite-bearing tuffs, incorporating all drilling, sampling, and technical data available. At current average annual production rates, the Proven and Probable Reserve could theoretically support operations for more than 400 years. This extended mine life reflects the modest scale of current throughput relative to the size of the reserve. Should production be scaled up significantly – e.g., by a factor of 20 – the Reserve would still support operations for over 20 years, demonstrating the project's flexibility and longevity under a range of development scenarios.

Classification	Tonnage short tons	Grade (CEC meq/100g)	Recovery (%)	Saleable Product short tons
Proven	2,267,000	147.0	100	2,267,000
Probable	2,860,000 (*)	145.5	100	2,860,000
Total	5,127,000 (*)	146.2	100	5,127,000

(*) The Probable category has been adjusted downward to reflect approximately 12,600 tons of material mined between the date of topographic survey (May 22, 2024) and the report effective date (May 31, 2025). All mined material was sourced from the Probable category.

Capital Expenditures

Year	Total Capital Cost
2021	$758,000
2022	$1,464,000
2023	$1,285,000
2024	$291,000
2025 (Est.)	$100,000
2026 (Est.)	$100,000

Commenting on the announcement today, Mr. Gary C. Evans, Chairman and Chief Executive Officer of USAC, stated, “Over the last several years, BRZ has undergone a significant transformation. We immediately brought on new highly qualified management, spent over $3.5 million repairing a severely broken-down facility, drilled a large number of test holes to confirm a reserve base on the active portion of our property, renegotiated our existing mining lease, increased sales prices and volumes, and recently added two new qualified sales personnel specialized in water filtration and cattle feed. The financial results reported in the first quarter of this year began reflecting these significant changes. These improvements should continue reflecting positive financial and operational results in future quarters. We are confident that we can double our existing sales to both existing and new customers with little, if any, additional capital expenditures. A significant portion of the zeolite deposit located on our property has been determined by our third-party consulting engineers to have a reserve life of 400+ years. Additionally, we believe it is the highest quality zeolite found anywhere in the world. Now we need to significantly increase sales volumes in order to maximize the benefits of this long reserve life. All the ingredients are now in place to begin accomplishing that goal.”

Source of SEC Technical Report Summary

Bear River Zeolite Project

Franklin County, Idaho, United States

Effective Date March 31, 2025:

Barbara Carroll, CPG, RM

Patrick J. Hollenbeck, CPG

Randall K. Martin, RM

L. Joseph Bardswich, P.E.

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S., Mexico, and Canada ("USAC," “U.S. Antimony,” the "Company," "Our," "Us," or "We") sell antimony, zeolite, and precious metals primarily in the U.S. and Canada. The Company processes third party ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals at its facilities located in Montana and Mexico. Antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Antimony metal is used in bearings, storage batteries, and ordnance. Antimony trisulfide is used as a primer in ammunition. The Company also recovers precious metals, primarily gold and silver, at its Montana facility from third party ore. At its Bear River Zeolite (“BRZ”) facility located in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, soil amendment and fertilizer, and other miscellaneous applications. The Company acquired mining claims and leases located in Alaska and Ontario, Canada and leased a metals concentration facility in Montana in 2024 that could expand its operations as well as its product offerings.

Forward-Looking Statements:

Readers should note that, in addition to the historical information contained herein, this press release may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs concerning future developments and their potential effects on the Company including matters related to the Company's operations, pending contracts and future revenues, financial performance and profitability, ability to execute on its increased production and installation schedules for planned capital expenditures, and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-K and Form 10-Q with the Securities and Exchange Commission.

Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "pro forma," and other similar words and expressions. Forward- looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance.

Contact:

United States Antimony Corp.

4438 W. Lovers Lane, Unit 100

Dallas, TX 75209

Jonathan Miller, VP, Investor Relations

E-Mail:  Jmiller@usantimony.com

Phone: 406-606-4117